As filed with the Securities and Exchange Commission on July 14, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KELLOGG COMPANY
(Exact Name of Each Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	38-0710690 (I.R.S. Employer Identification No.)

One Kellogg Square
Battle Creek, Michigan 49016-3599
Telephone: (269) 961-2000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Gary H. Pilnick
Senior Vice President, General Counsel, Corporate Development and Secretary
One Kellogg Square
Battle Creek, Michigan 49016-3599
Telephone: (269) 961-2000
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Robert M. Hayward
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of		Proposed Maximum	Proposed Maximum
securities to be	Amount to be	Offering Price	Aggregate	Amount of
registered	registered	Per Unit	Offering Price	Registration Fee
Common Stock, par value $0.25 per share	2,000,000	$48.02 (2)	$96,040,000 (2)	$10,276.28

(1)	Also includes such indeterminate number of shares of common stock as may be issued as a result of adjustment by reason of a share dividend, share split, recapitalization or other similar event.
(2)	Estimated solely for purposes of determining the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act and based on the average high and low sale prices of the registrant’s common shares of beneficial interest as reported on the New York Stock Exchange on July 10, 2006.

Kellogg Direct™
Kellogg Company Direct Stock Purchase
and Dividend Reinvestment Plan
2,000,000 shares of Common Stock | CUSIP #487836 10 8
     Kellogg Direct is a direct stock purchase and dividend reinvestment plan that provides a convenient and economical method for new investors to make an initial investment in shares of Kellogg Company common stock and for existing investors to increase their holdings of our common stock.
     As a participant in Kellogg Direct you can:
•	purchase our common stock through a convenient, cost-free method (after $10 enrollment fee for new investors);

•	build your investment over time, starting with as little as $50, or $25 if you authorize automatic monthly cash investments;

•	reinvest all or some of your cash dividends in our common stock.
     This prospectus describes and constitutes the Kellogg Company Direct Stock Purchase and Dividend Reinvestment Plan, or simply Kellogg Direct. This prospectus relates to 2,000,000 shares of our common stock offered for purchase under Kellogg Direct. Our common stock trades on the New York Stock Exchange under the symbol “K.” Please read this prospectus carefully and keep it for future reference. If you have any questions about Kellogg Direct, please call the plan administrator, Shareowner Services (a division of Wells Fargo Bank, N.A.), at 1-877-910-5385 between 7:00 a.m. and 7:00 p.m. Central Time, on any business day.
     Kellogg Company is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, frozen waffles, and meat alternatives. Our brands include Kellogg’s, Keebler, Pop-Tarts, Eggo, Cheez-It, Club, Nutri-Grain, Rice Krispies, All-Bran, Special K, Mini-Wheats, Chips Deluxe, Sandies, Morningstar Farms, Famous Amos, and Kashi. Our products are manufactured in 17 countries and marketed in more than 180 countries around the world. Kellogg Company’s principal executive offices are located at One Kellogg Square, Battle Creek, Michigan 49016, and its telephone number is 1-269-961-2000.
     This prospectus incorporates business and financial information about Kellogg Company that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. See “Where You Can Find More Information” on page 14.
     See “Risk Factors” on page 3 for matters to consider before participating in Kellogg Direct or before purchasing shares of our common stock.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     This prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state or country where the offer or sale is not permitted.
     Kellogg Direct is only available to residents of the United States of America. Investors residing outside of the U.S. may generally invest in Kellogg Company stock by contacting a broker.
Prospectus dated July 14, 2006

     Unless the context otherwise requires, in this prospectus “Kellogg Company,” “the Company,” “we,” “our,” and “us” refer to Kellogg Company and its subsidiaries.
     We have not authorized any person to give any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any information that we incorporate by reference into this prospectus. If anyone gives you any such information, you should not rely on it.
     We do not imply by the delivery to you of this prospectus or the sale of any shares of Kellogg Company common stock hereunder that there has been no change in the affairs of Kellogg Company since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

RISK FACTORS
     Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.
FORWARD-LOOKING STATEMENTS
     This prospectus and the information incorporated by reference herein contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other “forward-looking” information. The information incorporated by reference under the heading “Risk Factors” in this prospectus, as well as in the information incorporated by reference herein, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:
•	competitive conditions and their impact;

•	the effectiveness of advertising, pricing and promotional spending;

•	the success of productivity improvements and business transitions;

•	the success of innovation and new product introductions;

•	the recoverability of the carrying value of goodwill and other intangibles;

•	the availability of and interest rates on short-term financing; commodity and energy prices and labor costs;

•	actual market performance of benefit plan trust investments;

•	the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses;

•	changes in consumer behavior and preferences;

•	U.S. and foreign economic factors such as interest rates, statutory tax rates, and foreign currency conversions or unavailability;

•	legal and regulatory factors;

•	business disruption or other losses from terrorist acts or political unrest;

•	and other factors, uncertainties and events identified in our filings with the Securities and Exchange Commission incorporated by reference herein.

     The forward-looking statements made in this prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.
DIRECT REGISTRATION
     We are a participant in the Direct Registration System (DRS). DRS is a method of recording shares of stock in book-entry form. Book-entry means that your shares are registered in your name on our books without the need for physical certificates and are held separately from any plan shares you may own. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form. With DRS you can:
•	eliminate the risk and cost of storing certificates in a secure place;

•	eliminate the cost associated with replacing lost, stolen, or destroyed certificates; and

•	move shares electronically to a broker or to other registered accounts.
     Any future share transactions will be issued in book-entry form rather than physical certificates unless you specify otherwise. You may convert any stock certificate(s) you are currently holding into book-entry form by sending the stock certificate(s) to Kellogg Shareowner Services with a request to deposit them to your DRS account or your Kellogg Direct plan account. There is no cost to you for this custodial service and by doing so you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate(s) registered insured mail for 3% of the current market value of the shares.
     You may choose to have a portion or all of your book-entry or plan shares delivered directly to your broker by contacting your broker/dealer. When using your broker to facilitate a share movement, please provide them with a copy of your DRS account statement.
ABOUT THE PLAN
1. What is Kellogg Direct?
     Kellogg Direct is a direct stock purchase and dividend reinvestment plan (the “plan”) that enables new investors to make an initial investment in our common stock and existing investors to increase their holdings of our common stock. Participants can purchase our common stock with optional cash investments and cash dividends.
2. What features does the plan offer?
•	Initial investment / Enrollment (page 5). If you are not currently a share owner, you can make an initial investment in our common stock, starting with as little as $50, or $25 if you sign up for automatic monthly investments.

•	Purchase / Optional cash investments (page 6). You can increase your holdings of our common stock through optional cash investments of $25 or more. You can make optional cash investments by check, one-time electronic funds withdrawal from your bank account, or by authorizing automatic monthly deductions from your bank checking or savings account.

•	Automatic dividend reinvestment (page 7). You can also increase your holdings of our common stock through automatic reinvestment of your cash dividends. You can elect to reinvest all or a percentage of your dividends.

•	Automated transactions (page 8). You can execute many of your plan transactions online or by phone if you have established automated privileges.

•	Share safekeeping (page 9). You can deposit your common stock certificates for safekeeping by the plan administrator.

     Refer to Question 6 below for details on fees charged for these transactions and services.
3. How do I enroll in Kellogg Direct if I am a Kellogg Company share owner?
If you are a Kellogg Company share owner of record – that is, your shares are registered in your name, not your broker’s or bank’s name – you can enroll online (see Question 14 below) or by completing and returning the Share Owner Election form.
4. How do I enroll if I am not currently a Kellogg Company share owner?
If you do not currently have any Kellogg Company common stock registered in your name, you can enroll online at www.shareowneronline.com or by completing and returning the New Investor Enrollment form. See Question 14 below for instructions on how to enroll online. When you enroll, you will be required to make an initial investment of at least $50 (but not more than $100,000), which includes a $10 enrollment fee, or authorize automatic monthly bank withdrawals of at least $25 each. If making your initial investment by check, your check for your initial investment and account set-up fee should be made payable to Shareowner Services in United States funds drawn on a United States bank.
5. How do I enroll if my shares are held other than in my name?
If your Kellogg shares are registered in the name of a bank, broker or other nominee, simply arrange for the bank, broker or other nominee to register in your name the number of shares of our common stock that you want to include in the plan. You can then enroll as a share owner of record, as described in Question 3 above. Alternatively, if you do not want to re-register your shares, you can enroll in the plan in the same way as someone who is not currently a Kellogg Company share owner, as described in Question 4 above. This will create a registered account in addition to your brokerage/bank account.
6. What are the fees associated with participation?

One-Time Account Set Up
• new investors	$10.00 (plus minimum initial investment)
• share owners of record	Paid by Kellogg Company

Stock Purchases / Optional Cash Investments
• transaction fee	Paid by Kellogg Company
• brokerage commission	Paid by Kellogg Company

Dividend Reinvestment
• transaction fee	Paid by Kellogg Company
• brokerage commission	Paid by Kellogg Company

Stock Sales
• transaction fee	$15.00 per sale
• brokerage commission	$0.10 per share

Returned Checks and Rejected Electronic Bank Withdrawals	$25.00 per item

Prior Year Duplicate Statements	First request (1 statement year): Paid by Kellogg Company.
Subsequent requests/years: $15.00 per statement year.

     We can change the fee structure of the plan at any time. We will give you notice of any fee changes prior to the changes becoming effective.
     For initial cash investments, the account set up fee is deducted from the amount invested. For sale transactions, transaction fees and brokerage commissions are deducted from the sale proceeds.
7. What are my options for additional cash investments?
     You can make optional cash investments at any time by check or by automatic bank withdrawals from a designated United States bank account. Each investment, except as indicated below, can be for as little as $25. Your total investment for any calendar year is limited to $100,000.
     Check. If you are not currently a registered share owner of our common stock, you may make your initial investment via check. The minimum investment amount is $50, which includes the account set-up fee.
     To make an investment by check, complete and return an Election form or a Transaction Request form (attached to the bottom of your quarterly account statement) together with your payment. Your check must be made payable to Shareowner Services, in United States funds, and drawn on a United States bank. The plan administrator must receive your payment at least one business day prior to an investment date; otherwise, your payment will be invested on the next investment date. No interest is paid on your payment pending its investment in our common stock.
     Electronic Investment – One Time. If you are not currently a registered share owner of our common stock, you may make your initial investment via a one time, automatic debit from a designated United States bank account at a qualified financial institution. The minimum investment amount is $50, which includes the account set-up fee. To authorize a one time electronic investment, complete Section 5 of the Enrollment form and return it to the plan administrator with a voided blank check for a checking account or a deposit slip for a savings account. This electronic debit (withdrawal) will be processed as soon as practicable after the plan administrator receives your completed form.
     Automatic Electronic Investments – Recurring Monthly. You can also make investments by automatic monthly investments from a designated United States checking or savings account at a qualified financial institution. Your account will be debited on or about the tenth day of each month or, if that day is not a business day, the next business day. The funds will be invested on the next investment date after your account is debited. To authorize automatic investments, complete Section 5 of the Election form and return it to the plan administrator with a voided blank check for a checking account or a deposit slip for a savings account. If you have established automated privileges, you can also authorize automatic monthly investments online (see Question 13 below). Your automatic monthly investment will begin as soon as practicable after the plan administrator receives your completed form.
     You can change the amount of your monthly investment or stop your monthly investment altogether by completing an Election form and returning it to the plan administrator or, if you have established automated privileges, by going online or calling the plan administrator (see Questions 13 and 14 below). Your change or termination request must be received by the plan administrator at least 15 business days prior to an investment date for the change to be effective for that investment date. You may obtain the return of any cash investment upon request received by the plan administrator on or before the second business day prior to the date on which it is to be invested.
     Refer to Question 10 below for a discussion of optional cash investment dates.
     No interest is paid on your payment pending its investment in our common stock. If any optional cash investment, whether by check or automatic withdrawal, is returned for any reason, the plan administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The plan administrator may sell other shares in the account to cover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the plan administrator.

8. What are my dividend reinvestment options?
     The reinvestment option you elect will apply to all of your shares of Kellogg Company common stock – whether held in certificate form, in direct registration (DRS) or in the plan.
•	Full Dividend Reinvestment. The plan administrator will reinvest in additional shares of our common stock the full amount of cash dividends paid on all your Kellogg shares.

•	Partial Dividend Reinvestment. The plan administrator will reinvest in additional shares of our common stock a specified percentage (from 10% to 90%, in increments of 10%) of cash dividends paid on all your shares of Kellogg Company common stock. Any cash dividends not reinvested will be paid to you by check or direct deposit. To authorize direct deposit, complete Section 5 of the Enrollment or Election form.

•	No Dividend Reinvestment. The plan administrator will pay to you by check or by direct deposit cash dividends paid on all your shares of Kellogg Company common stock. To authorize direct deposit, complete Section 5 of the Enrollment or Election form.
     You may change your reinvestment option at any time by going online, calling the plan administrator or sending written notice to the plan administrator by mail or by fax (see Questions 13, 14 and 22 below). Notices received on or before a dividend record date will be effective for that cash dividend. Notices received after a dividend record date will not be effective until after that cash dividend has been paid.
9. When are dividends paid?
     Historically, Kellogg Company has paid dividends on the fifteenth day of March, June, September and December to share owners of record on the first day of March, June, September and December, respectively. The dividend payment date and dividend record date may change in the future. To have your cash dividends reinvested, the plan administrator must receive your Election form authorizing dividend reinvestment on or before the dividend record date.
     The payment of dividends on our common stock is at the discretion of Kellogg Company’s Board of Directors. There is no guarantee that Kellogg Company will pay dividends in the future. The timing and amount of future dividends, if any, will depend on earnings, cash requirements, the financial condition of Kellogg Company and its subsidiaries, applicable government regulations and other factors deemed relevant by the Kellogg Company Board of Directors.
10. When does the plan administrator purchase shares?
     Optional Cash Investments. Optional cash investments are made on:
•	Friday of each week or, if the New York Stock Exchange is not open on Friday, the next business day the Exchange is open, or

•	in any week in which a cash dividend is paid, the dividend payment date or, if the New York Stock Exchange is not open on the dividend payment date, the next business day the Exchange is open.
     Dividend Reinvestment. Cash dividends are reinvested on the applicable dividend payment date or, if the New York Stock Exchange is not open on the dividend payment date, the next business day the Exchange is open.
     Shares are purchased and sold for the plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price then if you had purchased or sold the shares outside of the plan. You bear the risk of fluctuations in the price of our common stock. No interest is paid on funds held by the plan administrator pending their investment. All optional cash investments, including the initial cash investment, are subject to collection by the plan administrator of the full face value in United States funds.

11. How does the plan administrator buy the shares?
     The plan administrator may purchase our common stock from Kellogg Company or use an independent agent to buy the shares in the open market or in negotiated transactions. Kellogg Company will determine the method. The plan administrator currently purchases plan shares from us, but we can change this at any time without notice to you, subject to legal restrictions on how often we change the method. The method used by the plan administrator will impact the price at which your shares are purchased (see below).
12. At what price will the plan administrator purchase the shares?
     Open Market Purchases. If the shares are purchased in the open market or in a negotiated transaction, your purchase price will be the weighted average purchase price per share for all shares purchased for that investment date. The independent agent purchases shares as soon as practicable, and in no event more than 5 business days, after the applicable investment date.
     Purchases from Kellogg Company. If the shares are purchased from Kellogg Company, your purchase price will be the closing price of our common stock on the New York Stock Exchange for that investment date. If the New York Stock Exchange is closed on that date, then the price will be the closing price of our common stock on the New York Stock Exchange for the next business day the Exchange is open.
     The plan administrator may commingle your funds with those of other participants for purposes of forwarding purchase orders to the independent agent. Also, the plan administrator may offset purchase and sale orders for the same investment date, forwarding to the independent agent the net purchase or sale requirement. Because the prices at which shares are purchased under the plan are beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment.
13. May I execute plan transactions by phone?
     If you have established automated privileges for your account, you can perform the following transactions by calling the plan administrator:
•	sell some or all of the shares of our common stock credited to your account under the plan if the then current market value of the shares to be sold is $25,000 or less (if the market value of the shares of our common stock to be sold is greater than $25,000, the request must be submitted to the plan administrator in writing);

•	change your dividend reinvestment option (for example, from full to partial reinvestment);

•	request a physical certificate for some or all of the whole shares of our common stock credited to your account under the plan, but only if the then current market value of the shares of our common stock for which a certificate is to be issued is $50,000 or less (if the market value of the shares of our common stock for which a certificate is to be issued is greater than $50,000, the request must be submitted to the plan administrator in writing); or

•	terminate your participation in the plan.
     To establish automated privileges, please contact the plan administrator and request an Automated Request Authorization form.

14. May I enroll, view my account information and execute transactions online?
     The plan administrator maintains an internet web site at www.shareowneronline.com that allows you to enroll online; to view your account balance, recent plan transactions and other helpful information; and to update your personal information. To enroll online, select “Purchase Shares from a Direct Purchase Plan.” Next, simply follow the instructions found on the “First Time Visitor, New Investor Select A Company” page. Once you have enrolled, you can also:
•	enroll in the plan or change your dividend reinvestment option (for example, from full to partial reinvestment);

•	sell some or all of the shares of our common stock credited to your account under the plan if the then current market value of the shares of our common stock to be sold is $25,000 or less (if the market value of the shares of our common stock to be sold is greater than $25,000, the request must be submitted to the plan administrator in writing); or

•	terminate your participation in the plan.
     Certain restrictions may apply. If you have any questions concerning your telephone or Internet privileges, please contact the plan administrator.
15. How often will I receive account statements?
     The plan administrator will send you an account statement as soon as practicable after each quarterly dividend reinvestment and after each optional cash investment. The plan administrator will also send you an account statement after any transfer, sale or withdrawal of plan shares.
     Account statements provide participants with records of their purchases and sales and other important information and should be retained for tax purposes.
16. Will I receive stock certificates for my plan shares?
     Each share purchase is credited to your plan account. Your account statement will show the number of shares of our common stock, including any fractional share, credited to your account. You will not receive a certificate for your plan shares unless you request one. If you have established automated privileges, you can request a certificate for some or all of your whole shares by calling the plan administrator at 1-877-910-5385. If you have not established automated privileges, you can request a certificate by submitting your request in writing to the plan administrator (see Question 22 below for the mailing address). Certificates for fractional shares are never issued.
17. Can I deposit share certificates for safekeeping?
     You can at any time, including when you first enroll, deposit Kellogg Company common stock certificates registered in your name with the plan administrator for safekeeping, at no cost to you. To use this service, you must send your certificates to the plan administrator with a properly completed Enrollment, Election or Transaction Request form. Shares represented by certificates that you deposit with the plan administrator are credited to your account and thereafter are treated as if acquired under the plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the plan administrator. If your shares are registered in street or other nominee name, you may be able to electronically transfer these shares from your existing account to a plan account. To take advantage of this service, please contact the plan administrator by phone at 1-877-910-5385.
     Please do not endorse your certificates. You are strongly urged to send your certificates by certified or registered mail, insuring them for 3% of the current market value of the common stock represented by the certificates. Regardless of the method used, you bear the full risk of loss if the certificates are lost or stolen.
18. Can I transfer my plan shares to someone else?
     You can transfer your plan shares to a Kellogg Direct plan account of another person, subject to compliance with any applicable laws. If the person to whom the shares are gifted or transferred is not a plan participant, the plan administrator will automatically open an account for the person and enroll him or her in the plan. To transfer shares to a someone not already participating in the Kellogg Direct plan, simply execute an Irrevocable Stock Power form and return it to the plan administrator. Your signature on the Stock Power must be Medallion guaranteed by an eligible financial institution or broker. You can obtain an Irrevocable Stock Power form by calling the plan administrator at 1-877-910-5385. If you request to transfer all shares in your plan account between a dividend record date and payable date, your transfer request will be processed but your plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares.
     You cannot pledge or grant a security interest in your plan shares or transfer your plan shares outside of the plan unless certificates representing the shares have been issued by the plan administrator, or you request your plan shares be converted to DRS.
19. How do I sell my plan shares?
     You can sell some or all of your plan shares by submitting the appropriate information on a Transaction Request form (attached to the bottom of your account statements) or by submitting a written request to the plan administrator. If the current market value of the shares of Kellogg Company common stock you want to sell is $25,000 or less, and you have previously established automated privileges, you can sell the shares online or by contacting the plan administrator by phone (see Questions 13 and 14 above).
•	The plan administrator may match or offset your sale order against one or more purchase orders of other plan participants. If your sale order is offset against purchase orders, your sale proceeds are based on the weighted average price at which the net purchase order is filled.

•	If the plan administrator does not offset your order, the independent agent executes the order on your behalf in the open market or in a negotiated transaction. The independent agent may sell plan shares of our common stock to Kellogg Company. If the independent agent executes your order in the open market or in a negotiated transaction, the proceeds are based on the weighted average price at which the shares are sold.
     After settlement of the sale, the plan administrator will send you a check for the proceeds of the sale, net of brokerage commissions and transaction fees charged by the plan administrator or if you choose, you may have your proceeds, minus brokerage commissions and transaction fees directly deposited to your bank account. Refer to Question 6 above for a discussion of brokerage commissions and transaction fees.
     If you submit a Transaction Request form from your account statement to sell all or part of your plan shares, and you are requesting the net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or a blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of net sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.
     The price of our common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made.
20. How do I close my plan account?
     You can close your plan account by completing and returning a Transaction Request form or by sending a written request to the plan administrator that includes the name of the plan, Kellogg Direct, and your account number. If you have previously established automated privileges, you can terminate your participation in the plan by contacting the plan administrator by phone at 1-877-910-5385. If you have authorized automatic monthly bank withdrawals, the plan administrator must receive your request at least 15 business days before the next scheduled investment date to ensure that the request is effective for that investment date. If your request to terminate from the plan is received on or after a dividend record date but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you.

     Upon termination of your participation in the plan, unless you request on a Transaction Request form (attached to the bottom of your account statement) that some or all of your plan shares be sold, the plan administrator will convert your full plan shares into direct registration and issue you a check, minus brokerage commissions and transaction fees, for any fractional share. If you request on the Transaction Request form, the independent agent will sell some or all of your plan shares on your behalf. After settlement of the sale, the plan administrator will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional plan share) and convert any whole plan shares not sold into direct registration. Refer to Question 19 above for a discussion of how plan shares are sold and Question 6 above for a discussion of brokerage commissions and transaction fees.
     After termination, you can re-enroll in the plan online or by submitting a new Election form and complying with all other enrollment procedures. To minimize unnecessary plan administrative costs and to encourage use of the plan as a long-term investment vehicle, Kellogg Company reserves the right to deny participation in the plan to previous participants who Kellogg Company or the plan administrator believes have been excessive in their enrollment and termination.
21. Who is the plan administrator and what does the plan administrator do?
     Shareowner Services, a division of Wells Fargo Bank Minnesota, N.A., currently is the plan administrator. The plan administrator forwards participants’ funds to the independent agent for open market purchases. The plan administrator also keeps account records, sends account statements to participants and performs other administrative duties related to the plan.
     The plan administrator is responsible for purchasing and selling Kellogg Company common stock for participants’ plan accounts, including the selection of the broker or dealer through which plan transactions are made. Neither Kellogg Company nor the plan administrator has any control over the times or prices at which the independent agent purchases or sells our common stock in the open market.
22. How do I contact the plan administrator?

By mail:	For overnight delivery:
Wells Fargo Shareowner Services	Wells Fargo Shareowner Services
P.O. Box 64856	161 North Concord Exchange
St. Paul, MN 55164-0856	South St. Paul, MN 55075-1139

By telephone:	By Fax:
1-877-910-5385 or 1-651-450-4064	1-651-450-4085
Telephone hours are Monday-Friday, between the hours of
7:00 a.m. and 7:00 p.m. Central Time.	Internet:
Interactive Voice Recording is available 24 hours a day.	www.shareowneronline.com
23. What are the U.S. federal income tax consequences of participating in the plan?
     The following is a brief summary of some of the principal U.S. federal income tax considerations applicable as of the date of this prospectus to participation in Kellogg Direct.
     In general, participants in the plan will have the same U.S. federal income tax consequences with respect to dividends as share owners not participating in the plan. You will be treated for U.S. federal income tax purposes as having received on each dividend payment date with respect to shares of Kellogg Company common stock held for you, a dividend equal to the full amount of the cash dividends payable on both the shares of our common stock registered in your own name and the Kellogg Company common stock held through the plan, even though the amount of dividends reinvested is not actually received in cash but is instead applied to the purchase of our common stock for your account under the plan. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by us on your behalf (where plan common stock is purchased on the open market) is to be treated as a distribution to you which is subject to income tax in the same manner as dividends. The sum of those amounts becomes your cost basis for those shares of our common stock.
     Your statement of account under the plan will show the price per share to you of our common stock purchased with reinvested dividends. That price, which will include the brokerage commissions paid by us on your behalf on purchase under the plan of shares of our common stock, is the federal income tax cost basis to you of shares of our common stock acquired under the plan. Your statement of account will also show the date on which the shares of common stock purchased under the plan were credited to your account. Your holding period for our common stock purchased under the plan generally will begin on the date following the date on which those shares of our common stock are credited to your plan account.
     Information forms (Forms 1099-DIV) will be mailed to plan participants each year and will set forth the taxable dividends and brokerage commissions reportable for U.S. federal income tax purposes. These dividends and brokerage commissions must be reported on your federal income tax return.
     Reinvested dividends are not subject to withholding unless (1) you fail to give your social security or tax identification number to us, (2) the Internal Revenue Service notifies us that you are subject to tax withholding, or (3) you fail to certify, under penalties of perjury, that you are not subject to backup withholding if such certification is required. If you are a shareholder whose dividends are subject to tax withholding, we will apply toward the purchase of our common stock under the plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. Your statement of account under the plan will indicate the amount of tax withheld.
     You will not recognize any taxable income upon receipt of a certificate for whole shares of common stock credited to your account under the plan, whether upon request for such a certificate, upon termination of your participation in the plan or upon termination of the plan. However, you may recognize a gain or loss upon receipt of a cash payment for whole shares of Kellogg Company common stock or a fractional common share credited to your account under the plan when that account is terminated by you, when shares of our common stock credited to your account under the plan are sold or when the plan is terminated. A gain or loss may also be recognized upon your disposition of the Kellogg Company common stock received from the plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional shares of our common stock and the cost basis of the Kellogg Company common stock. Generally, gain or loss recognized on the disposition of shares of our common stock acquired under the plan will be treated for U.S. federal income tax purposes as a capital gain or loss and will be long-term capital gain or loss if, as of the date of such disposition, the holding period with respect to the shares of Kellogg Company common stock sold exceeds one year.
     The discussion above is a summary of the important United States federal income tax consequences of your participation in the plan. The summary is based on the Internal Revenue Code of 1986, as amended, United States Treasury Regulations, administrative rulings and court decisions, in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the plan. For example, it does not address any state, local or foreign tax consequences of your participation. You should consult your own tax advisor about the tax consequences of your participation in the plan.
OTHER PLAN INFORMATION
     Stock Dividends and Stock Splits. Stock dividends or split shares issued by Kellogg Company on plan shares are credited to your account. Stock dividends or split shares issued with respect to your certificated or direct registration shares are handled in the same manner as for share owners who are not participating in the plan. Cash dividends paid on the shares issued as stock dividends or stock splits are processed in accordance with the dividend reinvestment option then elected. If the plan administrator receives, between the record date and payable date for a stock distribution, a request for plan termination or a request to sell plan shares, the request will not be processed until the stock distribution is credited to your account.
     Dividend and Voting Rights. Dividend and voting rights of shares purchased under the plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares purchased on or within two business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.
     Voting of Plan Shares. Each shareholder entitled to vote at a meeting of share owners is sent proxy materials before the meeting. You are encouraged to read the proxy statement carefully. You may vote online or by phone or by returning the signed, dated proxy material. The proxies will vote the shares in accordance with your instructions.
     Limitation of Liability. In administering the plan, neither Kellogg Company, the plan administrator nor any broker/dealer selected by the plan administrator to execute purchases and sales on behalf of plan participants will be liable for any good faith act or good faith omission to act, including but not limited to any claim of liability (1) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death from a duly authorized representative of the estate, (2) with respect to the prices or times at which our common stock is purchased or sold, or (3) as to the value of the Kellogg Company common stock acquired for participants.
     The plan administrator is acting solely as the agent of Kellogg Company and owes no duties, fiduciary or otherwise, to any other person by reason of the plan, and no implied duties, fiduciary or otherwise, will be read into the status of the plan administrator under the plan. The plan administrator undertakes to perform such duties and only such duties as are expressly described in this prospectus to be performed by it, and no implied covenants or obligations will be read into the plan against the plan administrator or Kellogg Company.
     In the absence of negligence or willful misconduct on its part, the plan administrator, whether acting directly or through agents or attorneys, will not be liable for any action taken, suffered or omitted, or for any error of judgment made by it, in the performance of its duties under the plan. In no event will the plan administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the plan administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.
     The plan administrator will not be required to make and will make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. In addition, the plan administrator will not be obligated to take any legal action under the plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.
     The plan administrator will not be responsible or liable for any failure or delay in the performance of its obligations under the plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the plan administrator will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     The plan administrator is authorized to choose a registered broker/dealer, including a broker/dealer affiliated with the plan administrator, at its sole discretion to facilitate purchases and sales of our common stock by plan participants. The plan administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in common share transactions within a reasonable time upon written request from a plan participant.

     Modification or Termination of the Plan. Kellogg Company can suspend, modify or terminate the plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of any suspension, material modification or termination will be sent to all affected participants.
     Denial or Termination of Participation by Kellogg Company. The plan administrator may terminate a participant’s participation in the plan if the participant does not own at least one full share in the participant’s name or held through the plan. Kellogg Company also reserves the right to deny, modify, suspend or terminate participation in the plan by otherwise eligible persons to the extent Kellogg Company deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the plan. Participants whose participation in the plan is terminated will have their full plan shares converted to direct registration and will receive a check less any service fees and broker commissions for any fractional plan share.
WHERE YOU CAN FIND MORE INFORMATION
Registration Statement
     We have filed a registration statement on Form S-3 to register with the Securities and Exchange Commission the shares of our common stock to be offered for purchase by plan participants. This prospectus is part of that registration statement. The registration statement, including the exhibits to the registration statement, contains additional relevant information about us and our common stock. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.
Kellogg Company’s SEC Filings
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet via the Investor Relations Section of the Kellogg Company web site at http://www.kelloggcompany.com and at the SEC’s web site at http://www.sec.gov. You can also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.
Information Incorporated by Reference
     The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can satisfy our disclosure obligations to you by referring you to SEC documents that contain this information. Information contained in a document that is incorporated by reference is considered part of this prospectus. Information contained in documents that we file with the SEC after the date of this prospectus may update or supersede information in this prospectus and information in documents incorporated by reference.
     This prospectus incorporates by reference the Kellogg Company SEC documents (or portions thereof) set forth below (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein). All of the documents were filed under SEC File No. 1-4171.
•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended April 1, 2006;

•	Current Reports on Form 8-K as filed on February 17, 2006, February 23, 2006 and April 21, 2006; and

•	Kellogg Company’s Form 10 dated March 20, 1959, which contains a description of our common stock, including any amendment or report filed to update such description.

     All documents filed by Kellogg Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and before all shares of our common stock covered by this prospectus have been sold are part of this prospectus from the date of filing.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents Available Without Charge From Kellogg Company
     Kellogg Company will provide, without charge, copies of any report incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling Kellogg Company as follows:
Kellogg Company Investor Relations
One Kellogg Square, PO Box 3599
Battle Creek, Michigan 49016
(269) 961-2800
     Information on the internet web site of Kellogg Company or any subsidiary of Kellogg Company is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.
USE OF PROCEEDS
     We will receive proceeds from purchases of our common stock through the plan only if the purchases are made directly from us rather than by the independent agent in the open market. We will use any such proceeds for general corporate purposes.
INTERESTS OF NAMED EXPERTS AND COUNSEL
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     James Markey, Vice President and Chief Counsel–Securities and International of Kellogg Company, has opined on the legality of the shares of our common stock being offered. Mr. Markey owns shares of Kellogg Company common stock and rights to purchase or receive shares of Kellogg Company common stock.

Shareowner Services
(877) 910-5385
Kellogg Company
One Kellogg Square, P.O. Box 3599
Battle Creek, Michigan 49016
(269) 961-2000
Kellogg Direct™
Direct Stock Purchase and
Dividend Reinvestment Plan
CUSIP # 487836 10 8

PROSPECTUS

July 14, 2006

PART II
Information Not Required in Prospectus
     Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the offerings described in this Registration Statement. All amounts are estimated except the SEC registration fee.

SEC registration fee	$10,276.28
Printing costs for Registration Statement, prospectus and related documents	$15,000.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$5,000.00
Miscellaneous	$5,000.00

Total	$45,276.28

     Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.
          In addition, Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the DGCL or (iv) obtains an improper personal benefit.
          Kellogg Company’s Bylaws and Restated Certificate of Incorporation grant indemnification to such persons to the extent permitted by Delaware law and authorize the purchase of insurance to cover liabilities asserted against such persons.
     Item 16. Exhibits.
     Reference is made to the attached Exhibit Index.

     Item 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
     That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kellogg Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Battle Creek, State of Michigan, on July 14, 2006.

KELLOGG COMPANY

By:	/s/ JAMES M. JENNESS

James M. Jenness
Chairman of the Board and
Chief Executive Officer
     Pursuant to the requirements of the Securities Exchange Act of 1933, this Report has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ JAMES M. JENNESS	Chairman of the Board, Chief	July 14, 2006
James M. Jenness	Executive Officer and Director
(Principal Executive Officer)

/s/ JEFFREY M. BOROMISA	Senior Vice President and	July 14, 2006
Jeffrey M. Boromisa	Chief Financial Officer
(Principal Financial Officer)

/s/ ALAN ANDREWS	Vice President and	July 14, 2006
Alan Andrews	Corporate Controller
(Principal Accounting Officer)

*	Director
Benjamin S. Carson Sr.

*	Director
John T. Dillon

*	Director
Claudio X. Gonzalez

*	Director
Gordon Gund

Name	Capacity	Date

*	Director
Dorothy A. Johnson

*	Director
L. Daniel Jorndt

*	Director
Ann McLaughlin Korologos

*	Director
A.D. David Mackay

*	Director
William D. Perez

*	Director
William C. Richardson

*	Director
John L. Zabriskie

*By:	/s/ GARY H. PILNICK	July 14, 2006
Gary H. Pilnick
As Attorney-in-Fact

EXHIBIT INDEX

Electronic(E),
Paper(P) or
Exhibit		Incorp. By
No.	Description	Ref.(IBRF)
5.01	Opinion of James Markey, Esq.	E

23.01	Consent of Independent Registered Public Accounting Firm.	E

23.02	Consent of James Markey, Esq. (included in Exhibit 5.01).	E

24.01	Powers of Attorney authorizing Gary H. Pilnick to execute this Registration Statement.	E